Exhibit 10.19

THE OFFER AND SALE OF THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

ENVOY MEDICAL CORPORATION

CONVERTIBLE PROMISSORY NOTE

$10,000,000	April 17, 2023

St. Paul, Minnesota

This Convertible Promissory Note (“Note”) is issued to GAT Funding, LLC, a Minnesota limited liability company, or its successors or assigns (“Investor”), by Envoy Medical Corporation, a Minnesota corporation (the “Company”).

FOR VALUE RECEIVED, the Company promises to pay to Investor, or its registered assigns, in lawful money of the United States of America, up to the maximum principal sum of $10,000,000, together with simple interest from the date hereof by Investor on the unpaid principal balance at a rate equal to 4.50% per annum, computed on the basis of the actual number of days elapsed and a year of 365 days, but charged for actual days principal is outstanding.

All unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be due and payable on the earlier of (i) December 31, 2025 (the “Maturity Date”), or (ii) when, upon or after the occurrence of an Event of Default (as defined below), such amounts are declared due and payable by Investor or made automatically due and payable in accordance with the terms hereof.

The obligations under this Note are unsecured.

The following is a statement of the rights of Investor and the conditions to which this Note is subject, and to which Investor, by the acceptance of this Note, agrees:

1.	Definitions. As used in this Note, the following terms shall have the following meanings:
1.1

“Affiliate” means, as to any Person, any other Person: (a) that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such Person; (b) that directly or indirectly beneficially owns or holds ten percent (10%) or more of any class of voting stock or membership interests (units) of such Person; or (c) ten percent (10%) or more of the voting stock or membership interests (units) of which is directly or indirectly beneficially owned or held by the Person in question. The term “control” means the possession, directly or indirectly, of the power to direct or cause direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise; provided, however, in no event shall Taylor, Investor or any Affiliate of either Taylor or Investor be deemed an Affiliate of the Company or any subsidiary of the Company.

1.2	“BCA” means that certain Business Combination Agreement dated as of even date herewith by and among the Company, Anzu Special Acquisition Corp I, and Envoy Merger Sub, Inc.
1.3	“Existing Note” means the Fourth Amended and Restated Secured Convertible Promissory Note, dated July 15, 2022.
1.4

“Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

1.5

“Law” means, with respect to any Governmental Authority, any constitutional provision, law, statute, rule, regulation, ordinance, treaty, order, decree, judgment, decision, common law, holding injunction, Governmental Approval or requirement of such Governmental Authority. Unless the context clearly requires otherwise, the term “Law” shall include each of the foregoing (and each provision thereof) as in effect at the time in question, including any amendments, supplements, replacements, or other modifications thereto or thereof, and whether or not in effect as of the date of this Note.

1.6

“Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Governmental Authorities.

1.7	“PIPE Financing” means the investment by Sponsor into SPAC pursuant to the terms of the Subscription Agreement (as defined in the BCA).
1.8	“SPAC” means Anzu Special Acquisition Corp I, a Delaware corporation.
1.9	“Sponsor” means Anzu SPAC GP I LLC, a Delaware limited liability company.
1.10	“Taylor” means Glen A. Taylor.
2.	Loan Obligations. Investor and the Company agree that an initial $5,000,000 of principal will be funded by transfer of principal balance (including interest accrued on such principal, which shall be treated as accrued interest and not as principal hereunder) from the Existing Note to this Note, which amount will reduce the principal and interest owed under the Existing Note on a dollar-for-dollar basis. Investor agrees that the additional $5,000,000 will be funded by Investor upon the request of the Company and no later than immediately prior to the Closing under the BCA. Investor acknowledges that such funding is a condition to such Closing under the BCA. The principal and accrued interest under this Note, including the balance transferred from the Existing Note and the additional amount to be funded hereunder, are referred to collectively as the “Loan Obligations.”

3.	Prepayment.
3.1

Notice. Upon 20 days prior written notice to Investor, the Company may prepay this Note in whole or in part without premium or penalty; provided that any such prepayment will be applied first to the payment of fees, costs and expenses due under this Note, second to interest accrued under this Note and third, if the amount of prepayment exceeds the amount of all such fees, costs and expenses and accrued interest, to the payment of the principal due under this Note.

3.2

Company Sale. Except as set forth in Section 5 herein, this Note shall be prepaid in the amount equal to the unpaid principal balance, together with all accrued and unpaid interest and other amounts payable hereunder, due under this Note upon (i) a sale of all or substantially all of the assets of the Company to any Person; or (ii) a merger or consolidation of the Company, with any Person, after which the Company’s shareholders own less than 50% of the voting stock of the surviving company.

4.	Events of Default.
4.1	Each of the following shall be an “Event of Default”:
(a)

The Company fails to observe or perform any other covenant, obligation, condition, or agreement contained in this Note and such failure continues for 15 days after written notice by Investor to the Company of such failure.

(b)

The Company makes an assignment for the benefit of creditors, or admits in writing its inability to generally pay its debts as they become due, or files a voluntary petition for bankruptcy, or files any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, dissolution or similar relief under any present or future Law, or files any answer admitting the material allegations of a petition filed against the Company in any such proceeding, or seeks or consents to or acquiesces in the appointment of any trustee, assignee for the benefit of creditors, receiver or liquidator of the Company, or of all or any substantial part of the properties of the Company, or the Company or its respective directors or majority shareholders take any action looking to the dissolution or liquidation of the Company.

(c)

Within 60 days after the commencement of any proceeding against the Company seeking any bankruptcy reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future Law, such proceeding has not been dismissed, or within 60 days after the appointment without the consent or acquiescence of the Company of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, such appointment has not been vacated.

(d)

Except as described in Section 5 herein, the acquisition, directly or indirectly, by any Person or related group of Persons, other than Investor or an Affiliate of Investor, of beneficial ownership of stock of the Company that results in such Person or related group of Persons owning stock comprising more than 50% of the voting stock of the Company.

4.2

Rights of Investor upon Event of Default. Upon the occurrence or existence of any Event of Default and at any time thereafter during the continuance of such Event of Default, Investor may declare any or all outstanding Loan Obligations to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, Investor may exercise any other right, power or remedy granted to it by law or in equity.

5.	Conversion.
5.1

De-SPAC Conversion. Investor and the Company agree that, contingent upon, and effective concurrently with, the closing of the PIPE Financing, the SPAC, which following the closing of the Merger under the BCA will be the sole equity holder of the Company, shall issue to Investor, in exchange for the outstanding balance of principal and unpaid accrued interest due under this Note, a number of shares of SPAC Series A Preferred Stock equal to (a) the outstanding balance of principal and unpaid accrued interest due under this Note, divided by (b) the Per Share Purchase Price (as defined in the Subscription Agreement), and otherwise on terms substantially similar to the Subscription Agreement. For purposes of this Section 5, capitalized terms not otherwise defined in this Note shall have the meanings provided in the BCA.

5.2

Optional Conversion. If the BCA has terminated pursuant to its terms without the completion of the closing thereunder, at any time thereafter and prior to the payment in full of the Loan Obligations, at the sole discretion of Investor, the principal and unpaid accrued interest under this Note may be converted as follows:

(a)

into fully paid and nonassessable shares of common stock of the Company, with the number of shares of common stock to be issued upon conversion equal to the quotient obtained by dividing the outstanding principal and unpaid accrued interest due on this Note on the date of conversion by the lesser of $1.00 or such amount equal to the lowest existing conversion or exercise price, as of the date hereof, of any instrument of the Company convertible into common stock (the

“Fallback Conversion Price”); provided that in the event that at any time after the issuance of this Note and before the Maturity Date the Company issues or sells Additional Shares (as defined below) for an effective price per share (the “Effective Price”) less than the Fallback Conversion Price, then the Fallback Conversion Price shall be reduced, concurrently with such issuance or sale, to a price equal to the Effective Price paid for such Additional Shares so issued; or

(b)in the event the Company consummates an equity financing pursuant to which the Company sells shares of either common or preferred stock (the “New Stock”), into fully paid and nonassessable shares of New Stock with the number of shares determined by dividing the Loan Obligation on the date of conversion by a price per share equal to 80% of the price per share paid by the other investors for their New Stock and on the same terms as the other investors that purchase New Stock.

For purposes of this Note, “Additional Shares” shall mean all shares of the Company’s common stock or any other capital stock convertible into common stock, options or warrants to purchase such stock, or any other rights to purchase such stock issued by the Company after the date of this Note, other than the following:

(i)	shares of common stock, options, or convertible securities issued as a dividend or distribution;
(ii)	shares of common stock, options, or convertible securities issued by reason of a dividend, stock split, split-up or other distribution on shares of the Company’s common stock;
(iii)

shares of common stock, options, or convertible securities issued to employees or directors of, or consultants or advisors to, the Company or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the board of directors of the Company; or

(iv)	shares of common stock or convertible securities actually issued upon the exercise of options, provided such issuance is pursuant to the terms of such option.
5.3	Adjustment. The Fallback Conversion Price shall be subject to additional adjustment from time to time as follows:
(a)

Stock Split, etc. If the Company at any time divides the outstanding shares of its common stock into a greater number of shares (whether pursuant to a stock split, stock dividend or otherwise), and conversely, if the outstanding shares of common stock are combined into a smaller number of shares, the Fallback Conversion Price in effect immediately prior to such division or combination shall be proportionately adjusted to reflect the reduction or increase in the value of each such share.

(b)

Reorganization. If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that the Company’s shareholders are entitled to receive stock, securities, or assets with respect to or in exchange for their shares, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, Investor shall have the right to receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of common stock immediately theretofore receivable upon the exercise of the rights represented hereby, such shares of stock, other securities, or assets as would have been issued or delivered to Investor if Investor had converted this Note pursuant to this Section 5 and had received shares of common stock prior to such reorganization, reclassification, consolidation, merger or sale. The Company shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets assumes, by written instrument executed and mailed to Investor at the last address of such holder appearing on the books of the Company, the obligation to deliver to Investor such shares of stock, securities or assets to which, in accordance with the foregoing provisions, Investor is entitled.

(c)

Other Adjustments. If the Company takes any other action, or if any other event occurs, that does not come within the scope of the provisions of Sections (a) and (b), above, but which should result in an adjustment in the Fallback Conversion Price in order to fairly protect the conversion rights of Investor, the Company shall make an appropriate adjustment in such rights.

(d)

Adjusted Shares. Upon each adjustment of the Fallback Conversion Price, Investor shall thereafter be entitled to receive, at the Fallback Conversion Price resulting from such adjustment, the number of shares of Company common stock obtained by multiplying the Fallback Conversion Price in effect immediately prior to such adjustment by the number of shares of common stock receivable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Fallback Conversion Price resulting from such adjustment.

(e)

Notice. Upon any adjustment of the Fallback Conversion Price, the Company shall give written notice thereof, which notice shall state the Fallback Conversion Price resulting from such adjustment and the increase or decrease, if any, in the number of shares of common stock receivable at such price upon conversion of this Note, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

5.4

Registration Rights. Upon a conversion pursuant to Section 5.2 above, the Company and Investor will enter into a Registration Rights Agreement with terms and conditions customary in venture capital financing transactions whereby Investor will be granted piggyback registration rights relating to all Company common stock received upon the conversion or otherwise owned by Investor or an Affiliate of Investor.

5.5

Cancelation of Note and Issuance of Certificate. Upon a conversion pursuant to Section 5 above, Investor agrees to deliver the original of this Note for cancellation, or a notice to the effect that the original Note has been lost, stolen, or destroyed and an agreement acceptable to the Company whereby the holder agrees to indemnify the Company from any loss incurred by it in connection with this Note; provided, that upon satisfaction of all other applicable conditions set forth in this Section 5, this Note shall be deemed converted and of no further force and effect, whether or not it is delivered for cancelation as set forth in this Section 5.5. The Company shall, as soon as practicable after such delivery, (i) (a) in the event of a conversion pursuant to Section 5.1, provide a statement from the SPAC’s transfer agent showing that such shares of SPAC Series A Preferred Stock (as defined in the BCA) have been issued in book entry form in the name of the Investor, or (b) in the event of a conversion pursuant to Section 5.2, issue and deliver to Investor a certificate for the number of full shares of common stock issuable upon such conversion in accordance with the provisions hereof, and (ii) pay in cash such amount as provided in Section 5.7, below, in lieu of any fraction of a share of common stock otherwise issuable upon such conversion.

5.6

Reservation of Shares. The Company covenants and agrees that all shares of common stock that may be issued upon the exercise of the rights represented by this Note shall, upon issuance, be duly authorized and issued, fully paid and nonassessable. The Company further covenants and agrees that during the period within which the rights represented by this Note may be exercised, the Company will at all times have authorized, and reserved for the purpose of issue or transfer upon exercise of the conversion rights evidenced by this Note, a sufficient number of shares of common stock to provide for the exercise of the rights represented by this Note.

5.7

Fractional Shares; Interest; Effect of Conversion. No fractional shares shall be issued upon conversion of this Note. In lieu of the Company issuing any fractional shares to Investor upon the conversion of this Note, the Company shall pay to Investor an amount equal to the product obtained by multiplying the conversion price by the fraction of a share not issued pursuant to the previous sentence. Upon conversion of this Note in full and the payment of any amounts specified in this Section 5.7, the Company shall be forever released from all of its obligations and liabilities under this Note.

5.8

Consolidation. If the BCA terminates pursuant to its terms without the completion of the closing thereunder, the Company and Investor agree that the Loan Obligation under this Note will be consolidated with the balance of, and governed by the terms of, the Existing Note. The Company and Investor agree to take any necessary steps to amend the Existing Note to increase the total principal balance thereunder to reflect such consolidation.

6.

Successors and Assigns. Subject to the restrictions on transfer described below, the rights and obligations of the Company and Investor shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

7.	Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of the Company and Investor.
8.

Transfer of this Note or Securities Issuable on Conversion Hereof. With respect to any offer, sale or other disposition of this Note or securities into which such Note may be converted, Investor will give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of Investor’s counsel, or other evidence if reasonably satisfactory to the Company, to the effect that such offer, sale or other distribution may be effected without registration or qualification (under any federal or state law then in effect). Upon receiving such written notice and reasonably satisfactory opinion, if so requested, or other evidence, the Company, as promptly as practicable, shall notify Investor that Investor may sell or otherwise dispose of this Note or such securities, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this Section 8 that the opinion of counsel for Investor, or other evidence, is not reasonably satisfactory to the Company, the Company shall so notify Investor promptly after such determination has been made. This Note and any certificate representing the securities thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act, unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the Securities Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions. Subject to the foregoing, transfers of this Note shall be registered upon registration books maintained for such purpose by or on behalf of the Company. Prior to presentation of this Note for registration of transfer, the Company shall treat the registered holder hereof as the owner and holder of this Note for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever, whether or not this Note shall be overdue and the Company shall not be affected by notice to the contrary. Notwithstanding anything to the contrary in this Section 8, prior to the termination of the BCA pursuant to its terms without the completion of the closing thereunder, Investor shall not sell, assign (including by operation of law), place a lien on, pledge, hypothecate, grant an option to purchase, distribute, dispose of or otherwise encumber this Note or otherwise enter into any contract, option or other arrangement or undertaking to do any of the foregoing.

9.

Assignment by the Company. Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of Investor.

10.	Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be in writing and mailed, faxed or delivered at the addresses set forth below, or at such other address as such party may specify by written notice to the other party hereto:

If to the Company:	Envoy Medical Corporation
4875 White Bear Parkway
White Bear Lake, MN 55110
Attention: Brent Lucas
Email: [****]

With a copy (which shall not constitute notice) to:

Fredrikson & Byron, P.A.
200 South Sixth Street, Suite 4000
Minneapolis, MN 55402
Attention: Melodie Rose; Andrew Nick
Email: [****]

If to Investor:	GAT Funding, LLC
[****]
Attention: Glen Taylor

All such notices and communications shall have been duly given and shall be effective (i) when delivered, (ii) the Business Day following the day on which the same has been delivered prepaid (or pursuant to an invoice arrangement) to a reputable national overnight air courier service, or (iii) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid.

11.	Waivers. The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.
12.

Governing Law. THE VALIDITY OF THIS NOTE, TOGETHER WITH ITS CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT, AND THE RIGHTS OF THE PARTIES HEREUNDER SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MINNESOTA (WITHOUT REFERENCE TO THE CHOICE OF LAW PRINCIPLES THEREOF).

(Signature page follows)

The Company has caused this Note to be issued as of the date first written above.

COMPANY:

ENVOY MEDICAL CORPORATION,
a Minnesota corporation

/s/ Brent Lucas
By: Brent Lucas
Its: Chief Executive Officer

Acknowledged and Agreed:

GAT FUNDING, LLC

/s/ Glen A. Taylor
By: Glen A. Taylor
Its: Chief Manager

Acknowledged and Agreed, solely with respect
to Section 5.1 of this Note:

ANZU SPECIAL ACQUISITION CORP I

/s/ Whitney Haring-Smith
By: Whitney Haring-Smith
Its: Chief Executive Officer

[Signature Page to Convertible Promissory Note]